SYNOPSYS, INC.
POWER OF ATTORNEY


The undersigned hereby constitutes and appoints each of John F. Runkel, Jr., Erika Varga McEnroe, Derek Chien, Dipika Lakhmani, Liz Ramirez, and Anna Felix; each acting individually, as his/her true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder
(the "Exchange Act"), or any rule or regulation of the SEC;

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, any and all Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Change of Beneficial Ownership of Securities on Form 4 and Annual Statements of Beneficial Ownership of Securities on Form 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act;

(3)	execute for and on behalf of the undersigned Form 144 (including amendments thereto), in accordance with Rule 144 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act");

(4)	execute for and on behalf of the undersigned Schedule 13D or
Schedule 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act, and Form 13F or Form 13H
(including amendments thereto) in accordance with Sections 13(f) and 13(h) of the Exchange Act;

(5)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such form, schedule or other documentation pursuant to the Securities Act and/or Exchange Act, including, but not limited to, Form ID, Form 3, Form 4, Form 5, Form 144, Schedule 13D,
Schedule 13G, Form 13F or Form 13H (including any amendments thereto) (such Forms and Schedules, "Required Documentation") and timely file such report with the SEC and any stock exchange, stock market or similar authority; and

(6)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16, Sections 13(d) and 13(g) or Sections 13(f) and 13(h) of the Exchange Act or Rule 144 under the Securities Act.

	This Power of Attorney shall supersede and revoke any Power of Attorney previously executed with respect to any Required Documentation and shall remain in full force and effect until the undersigned is no longer required to file such Required Documentation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

		IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of March, 2023.


	/s/ Aart de Geus
	Aart de Geus